ROBERT C. WEAVER, JR.
                        ATTORNEY AT LAW
                        721 Devon Court
                    San Diego, CA 92109-8007
               (858) 488-4433 Fax (858)488-2555

May 1, 2004

Tahi One On, Inc.
14C Heritage Condominium
Sukhumvit Soi 8
Bangkok, Thailand 10110


RE:  Registration Statement on Form SB-2

Gentlepersons:

I have acted as counsel for Thai One On, Inc., a Nevada corpiation (the "Company"), in connection with the registration by the Company of 1,200,000 shares (the "Shares") of Common Stock, par value $.001 per share, of the Company pursuant to the Company's Registration Statement on Form SB-2 which is to be filed with the Securities and Exchange Commission (the "Registration Statement").

I have examined such documents, records and matters of Nevada law as I have deemed necessary for the purposes of this opinion and, based thereupon, I am of the opinion that the Shares described in the Registration Statement shall be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Reistration Statement and to the reference to my firm in the Prospectus under the caption "Legal Matters."

Sincerely,
/s/ Robert C. Weaver, Jr.
Attorney at Law



RCW/ns